UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2012

SUNPEAKS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Committed Equity Facility

Effective on December 12, 2012, we entered into a committed equity facility with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, by entering into a (i) Committed Equity Facility Agreement and (ii) Registration Rights Agreement, both dated November 30, 2012.

Committed Equity Facility Agreement

Pursuant to the terms of the Committed Equity Facility Agreement, for a period of twenty-four (24) months commencing on the effective date of a registration statement on Form S-1, TCA shall commit to purchase up to Seven Million Five Hundred Thousand Dollars ($7,500,000) of our common stock, par value $0.001 per share, pursuant to Advances (as defined below), covering the Registrable Securities (as defined below).  Following the delivery of an Advance to TCA by us, the purchase price of the shares is equal to ninety-five percent (95%) of the net aggregate sales proceeds received by TCA from the sale of the shares during the five (5) consecutive trading days after TCA is able to deposit and clear the shares into their brokerage account.  Advances (“Advances”) are limited to (i) no more than fifteen percent (15%) of the average daily trading volume of our common stock during the five (5) consecutive trading days prior to delivery of the Advance, (ii) an ownership limitation that prevents TCA and its affiliates from owning more than 4.99% of the then outstanding shares of our common stock, and (iii) other limitations set forth in the agreement.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement, we will file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to cover the shares of stock to be purchased by TCA pursuant to the Committed Equity Facility Agreement (the “Registrable Securities”) no later than forty five (45) days from the effective date, and will use commercially reasonable efforts to cause it to be declared effective by the Commission no later than one hundred eighty (180) days from the effective date.

Fees and Costs

In connection with the Committed Equity Facility, we (i) paid to TCA $7,500 to cover their legal and administrative costs, (ii) paid to TCA $2,500 as a due diligence fee, (iii) issued to TCA an aggregate of 3,030,302 shares of our common stock, representing One Hundred Thousand Dollars ($100,000) in value, subject to (a) the issuance of additional shares if TCA is not able to realize that value upon sale of the shares, and (b) repurchase by us if TCA is not able to realize that value within twelve (12) months following the effective date, and (iv) will pay to TCA an amount equal to five percent (5%) of each Advance.

Senior Secured Revolving Credit Facility

Effective on December 12, 2012, we amended our Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) dated as of September 30, 2012, with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, when we borrowed an additional Seven Hundred Fifty Thousand Dollars ($750,000) thereunder.  In connection therewith, we entered into (i) Amendment No. 1 to Senior Secured Revolving Credit Facility Agreement dated November 30, 2012, and (ii) Amended and Restated Revolving Promissory Note dated November 30, 2012

Fees and Costs

In connection with the Senior Secured Revolving Credit Facility, we (i) paid to TCA $15,000 for document review and legal fees, (ii) paid to TCA $15,000 as a commitment fee, (iii) paid to TCA $2,000 as an asset monitoring fee, (iv) paid to TCA $2,500 as a due diligence fee, (v) paid to a third party $60,000 as a finders fee, and (vi) issued to TCA an aggregate of 4,545,455 shares of our common stock, representing One Hundred Fifty Thousand Dollars ($150,000) in value, subject to the issuance of additional shares if TCA is not able to realize that value upon sale of the shares.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

On December 12, 2012, we (i) issued 3,030,302 shares of our common stock as a commitment fee in connection with the Committed Equity Facility, (ii) issued 4,545,455 shares of our common stock as a commitment fee in connection with Senior Secured Revolving Credit Facility, and (iii) committed to issue up to Seven Million Five Hundred Thousand Dollars ($7,500,000) worth of our common stock pursuant to the Committed Equity Facility.  The issuances were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, the investor was accredited, and there was no solicitation in connection with the offering.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Committed Equity Facility Agreement dated November 30, 2012, effective as of December 12, 2012

10.2	Registration Rights Agreement dated November 30, 2012, effective as of December 12, 2012

10.3	Amendment No. 1 to Senior Secured Revolving Credit Facility Agreement dated November 30, 2012, effective as of December 12, 2012

10.4	Amended and Restated Revolving Promissory Note dated November 30, 2012, effective as of December 12, 2012

10.5	Irrevocable Transfer Agent Instruction dated December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: December 14, 2012	By:	/s/ Mackie Barch
Mackie Barch
President and Chief Executive Officer